EXHIBIT 4.2

                              AMENDMENT NUMBER ONE

                           DATED AS OF MARCH 15, 2001


                                       TO


                            SHARE PURCHASE AGREEMENT

                            DATED AS OF MARCH 5, 2001



                                  BY AND AMONG



                     EXFO ELECTRO-OPTICAL ENGINEERING INC.,

                                EFOS CORPORATION

                                  JOHN KENNEDY

                                       AND

                                  GLENN HARVEY

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                             AMENDMENT NUMBER ONE TO

                            SHARE PURCHASE AGREEMENT


         This AMENDMENT NUMBER ONE (this "AMENDMENT") dated as of March 15, 2001 amends that certain SHARE PURCHASE AGREEMENT (the "AGREEMENT") dated as of March 5, 2001 among EXFO Electro-Optical Engineering Inc., incorporated pursuant to the CANADA BUSINESS CORPORATIONS ACT (the "PURCHASER"), John Kennedy, Glenn Harvey and EFOS CORPORATION, a corporation incorporated under the laws of the Province of Ontario (the "VENDOR"). Defined terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.


                                    RECITALS

         WHEREAS the Vendor, the Purchaser, John Kennedy and Glenn Harvey wish to amend the Agreement in order to re-allocate the Cash Consideration and the Share Consideration in order to take into account the Prior Asset Transactions and the Prior Corporate Transactions.


         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in the Agreement and in this Amendment, the parties hereto hereby agree as follows:

1. The identification of the parties to the Agreement is hereby amended to add the following parties to the agreement:

                  "1466716 Ontario Limited, 1466717 Ontario Limited and 1466718 Ontario Limited."

2.       Section 1.1(eeee) is hereby amended in its entirety to read as follows:

                  "(eeee) "VENDORS" means collectively EFOS Corporation, 1466716 Ontario Limited, 1466717 Ontario Limited and 1466718 Ontario Limited and "VENDOR" means any one of them."

3. Section 1.1 (gggg) of the Agreement is hereby amended in is entirety to read as follows:

                  "(gggg) "Vendor PARTIES" means, collectively, the Vendor, the Guarantors and each of 1466716 Ontario Limited, 1466717 Ontario Limited and 1466718 Ontario Limited."

4. Unless the context suggests otherwise, the reference to "VENDOR" wherever it appears in the Agreement shall be modified to read as "VENDORS".

5. Section 2.1 of the Agreement is amended in its entirety and shall read as follows:

                  "2.1 Purchase AND SALE. Subject to the terms and conditions set forth in this Agreement, the Vendors agree to sell to Purchaser all of the outstanding shares of Opco. The total purchase price of the Opco Shares

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                                       -2-

                  shall be an amount equal to 3,700,000 subordinate voting shares of the Purchaser as set out below (collectively the "PURCHASE PRICE")."

6. Section 2.2 of the Agreement is amended in its entirety and shall read as follows:

                  "2.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable at Closing by way of issue by Purchaser to the Vendors of 3,700,000 subordinate voting shares (the "SHARE CONSIDERATION") of Purchaser (the "PURCHASER SHARES") allocated as follows: EFOS Corporation: 1,700,000 Purchaser Shares; 1466716 Ontario Limited: 1,000,000 Purchaser Shares; 1466717 Ontario Limited: 500,000 Purchaser Shares and 1466718 Ontario Limited: 500,000 Purchaser Shares. If, prior to the Closing, there is any stock dividend, stock split or other change in the character or amount of the outstanding shares of Purchaser, then in such event any and all new, substituted or additional securities to which the Vendors would have been entitled by reason of their ownership of the Opco Shares had the Closing occurred prior to such event shall be considered Opco Shares for purposes of this Agreement and the consideration to be received by the Vendors shall be amended accordingly.

                  The Share Consideration shall be delivered as follows: (i) 2,000,000 Purchaser Shares shall be delivered at Closing to the Vendors and (ii) 1,700,000 Purchaser Shares shall be subject to the terms of a Lock-Up Agreement (as defined herein), including an amount of 283,325 Purchaser Shares to be placed into escrow in accordance with terms of the Escrow Agreement. The Lock-Up Agreement shall provide for, among others, covenants by the Vendors not to sell, transfer or assign the Purchaser Shares during the period such Purchaser Shares are subject to the Lock-Up Agreement. The Lock-Up Agreement shall also provide for the release of the Purchaser Shares in equal tranches every six months during the three-year term of the Lock-Up Agreement."

7. Section 2.5 of the Agreement is amended in its entirety to read as follows:

                  "2.5 ROLLOVER. After the Closing, the Purchaser and the Vendors shall, within the prescribed time periods, separately execute and deliver joint elections in the prescribed forms to have the provisions of Section 85 of the INCOME TAX ACT (Canada) and any other relevant provisions thereof and the provisions of Section 518 of the TAXATION ACT (Quebec) and any other relevant provisions thereof apply to the sale and transfer of all the Opco Shares to the Purchaser.

                  For the purposes of such elections:

                  (a) the parties shall elect each of the Vendors' adjusted cost base of the Opco Shares for tax purposes as the Vendors' proceeds of disposition and the Purchaser's cost of acquisition of the Opco Shares for each of the

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                                       -3-

                  Vendors that have not sold by February 22, 2002 all the Purchaser Shares received as consideration for the Opco Shares purchased pursuant to this Agreement;

                  (b) for each of the Vendors that have sold prior to February 22, 2002 all the Purchaser Shares received as consideration for the Opco Shares purchased pursuant to this Agreement, the parties shall elect the fair market value of the Opco Shares at the Closing Date as each Vendor's proceeds of disposition and the Purchaser's cost of acquisition of the Opco Shares."

8. Section 3.4 of the Agreement is hereby amended by deleting the first three sentences of said section 3.4 and replacing same with the following:

                  "The Vendors are registered and beneficial owners of 3,700,000 common shares of Opco, representing 100% of the issued and outstanding share capital of Opco. The outstanding shares of Opco are duly and validly authorized and issued as fully paid and non-assessable and are owned of record by Vendors as set forth on Schedule 3.4 and represent 100% of the issued and outstanding share capital of Opco."

9. Each of 1466716 Ontario Limited, 1466717 Ontario Limited and 1466718 Ontario Limited agree to be bound by each representation, warranty and covenant made by EFOS Corporation, Glenn Harvey and John Kennedy in the Agreement as if they each had been an original signatory to the Agreement.

10. This Amendment and the Agreement shall be considered one and the same agreement.

11. The parties to this Amendment agree to take all actions, including the execution of additional documents, as may be reasonably requested by the other parties hereto to effect the intent or purposes of this Amendment.

12. This Amendment shall be governed in all respects by the provisions of the Agreement, which shall remain in full force and effect, as modified by this Amendment.

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                                       -4-

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.


                                   EXFO ELECTRO-OPTICAL ENGINEERING INC.

                              By:  /s/ Germain Lamonde
                                   --------------------------------------------
                              Name:    Germain Lamonde
                              Title:   President and Chief Executive Officer


                                   /s/ John Kennedy
                                   --------------------------------------------
                                   John Kennedy


                                   /s/ Glenn Harvey
                                   --------------------------------------------
                                   Glenn Harvey


                                   EFOS CORPORATION

                              By:  /s/ John Kennedy
                                   --------------------------------------------
                              Name:    John Kennedy
                              Title:   President

                                   1466716 ONTARIO LIMITED

                              By:  /s/ John Kennedy
                                   --------------------------------------------
                              Name:    John Kennedy
                              Title:   Director


                                   1466717 ONTARIO LIMITED

                              By:  /s/ John Kennedy
                                   --------------------------------------------
                              Name:    John Kennedy
                              Title:   Director


                                   1466718 ONTARIO LIMITED

                              By:  /s/ John Kennedy
                                   --------------------------------------------
                              Name:    John Kennedy
                              Title:   Director